      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2002
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                               HEXCEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                         94-1109521
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                          ----------------------------
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
               (Address of Principal Executive Offices) (Zip Code)

                             -----------------------

                     HEXCEL CORPORATION INCENTIVE STOCK PLAN
                            (Full Title of the Plan)

                             -----------------------

                              IRA J. KRAKOWER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 969-0666
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             -----------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
       Title of                                   Proposed Maximum       Proposed Maximum
   Securities to be          Amount to be          Offering Price            Aggregate              Amount of
      Registered            Registered (1)          Per Share(2)         Offering Price(2)      Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par               357,201                 $4.15               $1,482,384                $137
value $0.01 per share
====================================================================================================================

(1) This registration statement (this "Registration Statement") covers additional shares of Common Stock of Hexcel Corporation (the "Registrant") which may be offered or sold from time to time pursuant to the Hexcel Corporation Incentive Stock Plan (as amended, the "Plan"). By virtue of an amendment to the Plan, the number of shares issuable thereunder was increased by 357,201 shares. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on June 6, 2002, which is within five business days prior to filing.

                  The Registrant has previously registered 8,850,000 shares of its Common Stock, $0.01 par value, issuable under the Hexcel Corporation Incentive Stock Plan (as amended, the "Plan"). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register an additional 357,201 shares issuable under the Plan. The Registrant hereby incorporates by reference Registrant's previous Form S-8 Registration Statements (File Nos. 333-01225, 333-36163, 333-83745 and 333-46626) relating to the Plan, as filed with the Securities and Exchange Commission (the "Commission") on February 27, 1996, September 23, 1997, July 26, 1999 and September 26, 2000, respectively.

ITEM 8. EXHIBITS.

                  4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

                  4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

                  4.3 Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 and as further amended on January 10, 2002 (incorporated herein by reference to Exhibit 10.3(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

                  5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

                  23.1     Consent of PricewaterhouseCoopers LLP.

                  23.2     Consent of Ira J. Krakower (included in Exhibit 5.1).

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).

                  99.1 Registration Statement on Form S-8, Registration No. 333-01225, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-01225, dated February 27, 1996).

                  99.2 Registration Statement on Form S-8, Registration No. 333-36163, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-36163, dated September 23, 1997).

                  99.3 Registration Statement on Form S-8, Registration No. 333-83745, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-83745, dated July 26,
                           1999).

                  99.4 Registration Statement on Form S-8, Registration No. 333-46626, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-46626, dated September 26, 2000).

                  99.5 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2002.


                                       HEXCEL CORPORATION


                                       By: /s/ IRA J. KRAKOWER
                                           -------------------------------------
                                           Ira J. Krakower
                                           Senior Vice President, General
                                           Counsel and Secretary


                  KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira J. Krakower, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
/s/ DAVID E. BERGES                         Chairman of the Board; Chief                June 7, 2002
-----------------------------               Executive Officer; President;
David E. Berges                             Director


/s/ STEPHEN C. FORSYTH                      Executive Vice President; Chief             June 7, 2002
-----------------------------               Financial Officer
Stephen C. Forsyth


/s/ WILLIAM J. FAZIO                        Controller; Principal Accounting            June 7, 2002
-----------------------------               Officer
William J. Fazio


/s/ H. ARTHUR BELLOWS, JR.                  Director                                    June 7, 2002
-----------------------------
H. Arthur Bellows, Jr.


/s/ SANDRA L. DERICKSON                     Director                                    June 7, 2002
-----------------------------
Sandra L. Derickson


/s/ JAMES J. GAFFNEY                        Director                                    June 7, 2002
-----------------------------
James J. Gaffney


/s/ MARSHALL S. GELLER                      Director                                    June 7, 2002
-----------------------------
Marshall S. Geller


/s/ SANJEEV K. MEHRA                        Director                                    June 7, 2002
-----------------------------
Sanjeev K. Mehra


/s/ LEWIS RUBIN                             Director                                    June 7, 2002
-----------------------------
Lewis Rubin


/s/ PETER M. SACERDOTE                      Director                                    June 7, 2002
-----------------------------
Peter M. Sacerdote


/s/ MARTIN SOLOMON                          Director                                    June 7, 2002
-----------------------------
Martin Solomon

                                  EXHIBIT INDEX

EXHIBIT

4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2,
         2001).

4.3 Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 and as further amended on January 10, 2002 (incorporated herein by reference to Exhibit 10.3(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Ira J. Krakower (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Registration Statement on Form S-8, Registration No. 333-01225, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-01225, dated February 27, 1996).

99.2 Registration Statement on Form S-8, Registration No. 333-36163, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-36163, dated September 23, 1997).

99.3 Registration Statement on Form S-8, Registration No. 333-83745, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-83745, dated July 26, 1999).

99.4 Registration Statement on Form S-8, Registration No. 333-46626, relating to the Hexcel Corporation Incentive Stock Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-46626, dated September 26, 2000).

99.5 Strategic Alliance Agreement dated as of September 29, 1995 among Hexcel Corporation, Ciba-Geigy Limited and Ciba-Geigy Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K dated as of October 13, 1995).